CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Schedule TO of our report dated September 13, 2006, on the financial statements and financial highlights of Hyperion Brookfield Collateralized Securities Fund, Inc. (formerly Hyperion Collateralized Securities Fund, Inc.), included in the Fund's July 31, 2006 Annual Report to Shareholders and which is incorporated by reference into such Schedule TO.


                                        /s/ Briggs, Bunting & Dougherty LLP


Philadelphia, Pennsylvania
July 30, 2007